EXHIBIT 99.1
------------



                               News Release

                                 LANDAUER

                           For Immediate Release

--------------------------------------------------------------------------

                   LANDAUER ELECTS RICHARD E. BAILEY AS
                    SENIOR VICE PRESIDENT - OPERATIONS


      For Further Information Contact:
            James M. O'Connell      Vice President, Treasurer & CFO

--------------------------------------------------------------------------


GLENWOOD, ILLINOIS, MAY 18, 2006 ... LANDAUER, INC. (NYSE: LDR) announced today that the board of directors has elected Richard E. Bailey to be Senior Vice President - Operations, effective immediately. Bailey, who joined the Company earlier this month, will initially assume overall responsibility for Landauer's manufacturing, laboratory and distribution operations in the U.S. "Dick brings a significant amount of strategic and general management experience that will be a tremendous addition to the Landauer team," said Bill Saxelby, president and chief executive officer.

Bailey, 59, most recently served as senior vice president of Total Logistic Control, a provider of global supply chain solutions. From 1998 to 2001, he was president and chief operating officer of Dean Foods Company, a $4 billion manufacturer and distributor of food products and from 1973 until 1998, he held numerous food product-related executive positions with Kraft Foods and with Philip Morris. Saxelby added, "Dick's broad experience with Dean, Kraft and Philip Morris represents a valuable set of skills that will allow Landauer to broaden its service excellence, as well as enhance efficiencies. We are pleased that Dick has joined the Company."


ABOUT LANDAUER, INC.

Landauer is the leading provider of analytical services to determine occupational and environmental radiation exposure. For more than 50 years, the Company has provided complete radiation dosimetry services to hospitals, medical and dental offices, universities, national laboratories, and other industries in which radiation poses a potential threat to employees. Landauer's services include the manufacture of various types of radiation detection monitors, the distribution and collection of the monitors to and from clients, and the analysis and reporting of exposure findings.












                                  -MORE-

--------------------------------------------------------------------------
         Landauer, Inc.   2 Science Road   Glenwood, IL 60425-1586
        Phone 708.755.7000   Fax 708.755.7011   www.landauerinc.com

LANDAUER, INC.                                                   Add 1




SAFE HARBOR STATEMENT

Certain of the statements made herein are forward-looking statements, including, without limitation, statements concerning the development and introduction of new technologies, the adaptability of OSL to new platforms and new formats (such as InLight), the usefulness of older technologies, the cost associated with the Company's business development and research efforts, the valuation of the Company's long-lived assets or business units relative to future cash flows, the anticipated results of the operations of the Company and its subsidiaries or ventures, the Company's business plans, reorganization plans and anticipated cost and expense savings, foreign exchange risks, government regulations, changes in pricing of products and services, changes in postal and delivery practices, the Company's market position, anticipated revenue and cost growth, the risks of conducting business internationally, other anticipated financial events, the effects of changing economic and competitive conditions, government regulations, accreditation requirements, assumptions used for management's estimates, and pending accounting announcements. Such assumptions may not materialize to the extent assumed and such risks and uncertainties may cause actual results to differ from anticipated results. Such risks and uncertainties may also result in changes to the Company's business plan and prospects and could create the need, from time to time, to write down the value of the assets or otherwise cause the Company to incur unanticipated expenses. Additional information may be obtained by reviewing the information set forth in Item 1A. "Risk Factors" and Item 7A. "Quantitative and Qualitative Disclosures About Market Risk" and information contained in the Company's Annual Report on Form 10-K for the year ended September 30, 2005 and other reports filed by the Company, from time to time, with the SEC.





                                 #   #   #